EXHIBIT 1.01

UFP Industries, Inc.

Conflict Minerals Report

For the Year Ended December 31, 2019

Introduction

This Conflict Minerals Report (the “Report”) has been prepared by UFP Industries, Inc. for the period from January 1, 2019 to December 31, 2019 (the “Reporting Period”). Unless the context otherwise indicates, “UFP Industries,” “we,” “us,” the “Company” and “our” mean UFP Industries, Inc. and its consolidated subsidiaries.

This Report is presented to comply with Rule 13p-1 promulgated under Section 13(p) of the Securities Exchange Act of 1934, as amended (the “Rule”). This Rule imposes certain reporting obligations on public companies that manufacture or contract to manufacture products containing conflict minerals that are necessary to the functionality or production of their products. Form SD defines “conflict minerals” as gold, cassiterite, columbite-tantalite, wolframite and their derivatives, which are currently limited to tin, tantalum and tungsten. We identified tin, tantalum, tungsten and gold (collectively, the “3TGs”) that are necessary to the functionality or production of certain products that we manufactured or contracted to manufacture during the Reporting Period.

As described in this Report, we have reason to believe that some of the 3TGs present in our supply chain may have originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”). Therefore, we performed a reasonable country of origin inquiry (“RCOI”) to determine whether any of the 3TGs in our products originated from the Covered Countries and were not from recycled or scrap sources.  Based on the RCOI, we determined that we may have some suppliers that sourced 3TGs from the Covered Countries and proceeded to conduct due diligence on our supplier base. The results of our RCOI and due diligence are covered below.

Company Overview

Our business

We design, manufacture and market: wood, wood-alternative, and outdoor living products for national home centers and other retailers, structural lumber and other products for the manufactured housing industry, engineered wood components for residential and commercial construction, specialty wood packaging, components and packing materials for various industries, and customized interior fixtures used in a variety of retail stores, commercial and other structures.

For additional information, please see Item 1 (captioned “Business”) in our Form 10-K for our fiscal year ending December 28, 2019 filed on February 26, 2020.

Our products

We conducted an analysis of our products to determine which of our products were likely to contain 3TG. We have identified 3TG in certain of our products within our segments that are necessary to the functionality or production of products that we manufactured or contracted to manufacture during the Reporting Period. Our range of products that may contain 3TGs include the following components: non-lumber items sold to retailers (e.g. solar powered post caps) and interior fixtures (e.g. shelving, display cases, and lighting).

Description of RCOI

We began our scoping process by extracting a list of our suppliers that provide us with products that may contain one or more of the 3TGs. Once the filtering was completed, we populated the list with contact information and provided the list to our third-party service provider. This supplier list was then uploaded to our third-party service provider’s software platform that allows us to store and manage supplier requests and documentation.

From there, we defined our scoping process even further by removing service providers, indirect materials suppliers, and suppliers who are inactive. This ensures that all suppliers surveyed provided items to UFP Industries that were used in final products in the year 2019.

Our third-party service provider then conducted the supplier survey portion of the RCOI utilizing the Conflict Minerals Reporting Template (the “CMRT”), version 5.11 or higher, developed by the Responsible Minerals Initiative (“RMI”), and the suppliers identified through the procedures above were surveyed on their sourcing of the 3TGs that we identified in our products. The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a direct supplier’s conflict minerals policy, its due diligence process, and information about its supply chain such as the names and locations of smelters and refiners as well as the origin of 3TGs used by those facilities.

During the supplier survey, suppliers were contacted and asked to complete the CMRT. All communications were tracked and monitored in the software platform. Non-responsive suppliers were contacted a minimum of three times and then were contacted an additional two times in an escalation format. To ensure that our suppliers understand our expectations regarding the sourcing of 3TGs, we and our third-party service provider have provided training to suppliers though webinars, videos, documentation, and one-on-one discussions.

The RCOI also included automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted forms are accepted and classified as valid or invalid so that data is still retained. All suppliers who submitted CMRTs that were flagged as “invalid” were contacted to address items such as incomplete data, missing smelter information, or inconsistent answers. All of these communications were monitored and tracked in our service provider’s system for future reporting and transparency. As of May 7, 2019, there were 0 invalid submissions that were not corrected by suppliers.

Based on the RCOI, we determined that we may have some suppliers that sourced 3TGs from the Covered Countries; therefore, we proceeded to conduct further due diligence on our supplier base.

Due Diligence

Design of due diligence

We have designed our due diligence procedures to conform, in all material respects, with the due diligence framework presented by the Organisation for Economic Co-operation and Development (“OECD”) in the publication OECD (2013) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing and the related Supplements for gold and for tin, tantalum and tungsten (collectively, the “Guidance”).

Our conflict minerals due diligence process includes the five steps as set forth in the Guidance: 1) establishing strong company management systems, 2) identifying and assessing risks in our supply chain, 3) designing and implementing a strategy to respond to identified risks, 4) utilizing independent third-party audits, and 5) publicly reporting on our supply chain due diligence. A summary of the due diligence measures undertaken by us is outlined below.

Due diligence performed

Establish Strong Company Management Systems

Internal team

We have organized a Conflict Minerals Committee comprised of individuals in the legal department, including a senior attorney.  As needed, other management personnel from multiple departments participate and/or assist the Conflict Minerals Committee.  The Conflict Minerals Committee leads our conflict minerals compliance effort and is responsible for implementing our conflict minerals compliance strategy and overseeing the program.

We have also taken on other management systems that include the use of a third-party vendor. Through our vendor’s tool we are able to collect and store supplier data and CMRTs, communicate with suppliers, and monitor risks in our supply chain. The use of these tools has allowed us to assist our suppliers in understanding our expectations and requirements and increase the rate of responses we have received from our suppliers to our survey requests.

Control systems

Controls include, but are not limited to, our Code of Business Conduct and Ethics, our Conflict Minerals Policy, regular monitoring of changes in applicable laws, regulations, and guidance, whistleblower mechanisms, regular training of key employee groups, and on-site visits and audits of our suppliers.  Our Conflict Minerals Policy related to our sourcing of 3TGs is posted on our website at http://www.ufpinvestor.com/index.php/corporate-governance/highlights within the “Investor Relations” section under “Corporate Governance”.

Supplier engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have utilized the CMRT version 5.11 or higher and a third-party vendor’s software reporting tool for collecting Conflict Minerals declarations from our supply base. The use of these tools has allowed us to assist our suppliers in understanding our expectations and requirements and increase the rate of responses we have received from our suppliers to our survey requests.

We have also communicated with suppliers potentially affected by our compliance efforts as identified through our RCOI process our expectation that they assist us in complying with our efforts related to our conflict minerals program. This includes obtaining information to support chain of custody of the 3TG identified in our products.  We have provided suppliers access to our Conflict Minerals Policy through the website above or upon request.

Grievance mechanism

We maintain several methods in which employees or third parties may notify us of potential issues with our conflict minerals program, including an anonymous employee hotline, email resources both internally and on our website, direct phone numbers, and our open door policy.

Maintain records

We maintain company-wide document retention policies. These policies extend to the documentation accumulated in performing our 3TG due diligence procedures and requires that documentation will be retained for a period of five (5) years.

Identify and Assess Risks in the Supply Chain

It is important to note that UFP Industries has relied on supplier responses to provide us with the information about the source of 3TGs contained in the parts and components they supply to us. Similarly, our direct suppliers also rely on information provided by their suppliers. This chain of information creates a level of uncertainty and risk related to the accuracy of the information. We will continue to monitor, adapt, and modify our due diligence practices.

UFP Industries, through its third-party vendor, reviews all responses against set criteria that have been developed to determine whether further communication is needed. These criteria include: non-responsiveness, incomplete responses, company-level CMRT, and overall inconsistencies.

Additionally, many companies continue to report “unknown” or having information from less than 75% of their suppliers, and therefore, they could not provide a comprehensive list of all smelters or refiners in their supply chains.

Risks were further identified by assessing the due diligence practices and the status of the smelters and refiners identified in the CMRTs provided to UFP Industries.  Our third-party vendor compared the facilities listed in the responses to the list of smelters and refiners maintained by RMI to ensure that the facilities met the recognized definition of a 3TG processing facility that was operational during the 2019.  Our vendor also determined if the smelter or refiner had been audited against a standard in conformance with the OECD Guidance, such as RMI’s Responsible Minerals Assurance Process.  Smelters or refiners that completed RMI’s Responsible Minerals Assurance Process are considered to be DRC-conflict free.  In cases where the smelter’s or refiner’s due diligence practices have not been audited against RMI’s Responsible Minerals Assurance Process, follow-ups are made to these suppliers.  Smelters are then assessed for the potential for sourcing risk.

Each facility that meets the definition of a smelter or refiner of a 3TG mineral is assessed according to red-flag indicators defined in the OECD Guidance.  Several factors are used to determine the level of risk, including:

1.	Geographic proximity to the DRC and Covered Countries;
2.	Known mineral source country of origin;
3.	Responsible Minerals Assurance Process status;
4.	Credible evidence of unethical or conflict sourcing;
5.	Peer assessment conducted by credible third-party sources.

Risk mitigation activities are initiated by our third-party vendor whenever a supplier’s CMRT reported facilities of concern.  Our vendor provides feedback to such suppliers instructing that supplier to take their own independent risk mitigation actions.  Examples include the submission of a product-specific CMRT to better identify the connection to products that they supply to us.  Additional escalation may have been necessary to address any continued sourcing from these smelters of concern.

As per the OECD Guidance, risk mitigation will also depend on the supplier’s specific context.  If necessary, suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these risks from the supply chain.

In addition, suppliers are guided to the Assent University learning platform to engage in educational materials on mitigating the risk of smelters or refiners on the supply chain.

Finally, suppliers are evaluated on program strength, which assists in making key risk mitigation decisions as the program progresses.  The criteria used to evaluate the strength of the program are based on certain questions in the CMRT related to the supplier’s conflict mineral practices and policies, including:

A. Do you have a policy in place that includes DRC conflict-free sourcing?

E. Have you implemented due diligence measures for conflict-free sourcing?

G. Does your review process include corrective active management?

H. Do you verify due diligence information received from your suppliers?

Design and Implement a Strategy to Respond to Identified Risks

UFP Industries has established a Conflict Minerals Policy that outlines our expectations for suppliers. If these expectations are not met, the business relationship with that supplier will be evaluated. For example, if we find that we source 3TGs that directly or indirectly finance or benefit armed groups in the Covered Countries, UFP Industries will assess the supplier relationship and encourage that supplier to establish an alternative source of the minerals that does not support such conflict. If an alternative source cannot be found or the supplier chooses not to respond to this risk, we will assess whether or not that supplier can be replaced.

Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with smelters and refiners of Conflict Minerals and, therefore, do not perform or direct audits of these entities.  In connection with our due diligence, we utilized information made available by RMI concerning independent third-party audits of smelters and refiners.

Report on Supply Chain Due Diligence

This Report, which constitutes our annual report on our due diligence efforts, is available on our website at http://www.ufpinvestor.com/index.php/corporate-governance/highlights within the “Investor Relations” section under “Corporate Governance” and is filed with the SEC.

Results of Due Diligence

Survey Results

As of May 7, 2020, we received 82 CMRTs from 169 of our surveyed suppliers for the 2019 year.

Of the suppliers surveyed, many completed their CMRTs at the company, business unit or entity level. Due to the scope of these CMRTs, we are unable to conclude which of the 3TGs (if any) have actually been included in parts or products that they supplied to us, nor are we able to determine from which of the processing facilities they listed the 3TGs originated.

Smelters and Refiners

Many of the responses provided by a supplier via the CMRT included the names of facilities listed by the suppliers as smelters or refiners (“SORs”). The CMRTs submitted by suppliers that do not list at least one smelter for each 3TG claimed on the CMRT are considered invalid, and our third-party service provider follows up on these, urging suppliers to resubmit the form and include smelter information. Even with that further request, there are still suppliers that are unable to provide SORs used for the materials supplied to us.

For all responses that indicated a SOR, our third-party service provider compared the facilities listed to the list of SORs maintained by the Responsible Minerals Initiative (“RMI”). If a supplier indicated that the facility was certified as “Conflict-Free,” our vendor confirmed that the name was listed by RMI as a certified smelter. As May 7, 2020, we have validated 285 smelters or refiners, and our third-party service provider is working to validate the additional smelter/refiner entries from the submitted CMRTs. Appendix A lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains. We have not listed in Appendix A any smelters or refiners that we have not been able to validate. Appendix A also includes an aggregated list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and RMI.

As our suppliers are largely unable to provide us with the information necessary to determine country of origin at the product level, we are unable to provide additional SOR names and country of origin of the necessary 3TGs in this Report at this time.

Future Steps to be Taken

We are committed to complying with the provisions of the Rule and Form SD and expect to continue our efforts to improve our conflict minerals program and related due diligence. As we further develop our program and procedures, we intend to take the following steps to mitigate the risk that any of the 3TGs contained in our products could benefit armed groups in the Covered Countries. These may include, but are not limited to the following:

•

Engage with suppliers and direct them to training resources to attempt to increase our response rate and improve the content of responses to assist in our RCOI process and our efforts to determine the processing facilities for and country of origin of the 3TGs in our products with the greatest specificity possible;

•	Engage suppliers and encourage them to provide responses at the product level;
•	Continue to invest in Conflict Minerals due diligence tools;
•	Continue to respond to legal requirements regarding 3TGs in our supply chain;
•	Continue to refine the identification of suppliers who provide us with 3TGs;
•

Implement a strategy to respond to identified risk, including but not limited to, potential action to be taken against suppliers that do not respond to our requests or do not provide reasonable information to support our due diligence activities; and

•

Engage any of our suppliers found to be supplying us with 3TGs from sourcing that support conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict.

Appendix A:

The table below lists, as of May 7, 2020, the smelters or refiners identified by our responsive suppliers that may have been used to process the conflict minerals necessary to the functionality or production of our products during 2019. As described above, this list may contain more facilities than are actually linked to the Company’s products. In addition, this list may not include all applicable facilities as not all of our suppliers were able to provide SOR information at this time.

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348

Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L'Orfebre S.A.	ANDORRA	CID002762

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546

Gold	Safimet S.p.A	ITALY	CID002973
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sovereign Metals	INDIA	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	CID003402
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF	CID002847
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522

Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Super Ligas	BRAZIL	CID002756
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321

Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	CID002543
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095

Country of Origin:

This list of potential countries of origin is populated based on information provided through the CMRT data collection process, direct smelter outreach by our service provider, and RMI’s responsible minerals assurance process. It is important to note that this list is based, in part, on company-level responses, and therefore, it is not certain which of these countries of origin can be linked to our products.  In addition, it is likely that more countries are listed below than are directly linked to our products.

Country List:

Country List
Afghanistan
Albania
Angola
Argentina
Armenia
Australia
Austria
Belarus
Belgium
Bermuda
Bolivia
Brazil

Bulgaria
Burundi
Cambodia
Canada
Central African Republic
Chile
China
Colombia
Czech Republic
Djibouti
Dominican Republic
DRC or an adjoining country (Covered Countries)
Ecuador
Egypt
England
Estonia
Ethiopia
Finland
France
Germany
Ghana
Guinea
Guyana
Hungary
India
Indonesia
Ireland
Israel
Italy
Ivory Coast
Japan
Kazakhstan
Kenya
Kyrgyzstan
Laos
Liberia
Lithuania
Luxembourg
Madagascar
Malaysia
Mali
Mauritania
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
New Zealand
Niger
Nigeria
Papua New Guinea
Peru
Philippines
Poland

Portugal
Republic
Republic Of Korea
Russia
Rwanda
Saudi Arabia
Sierra Leone
Singapore
Slovakia
Slovenia
South Africa
Spain
Suri
Suriname
Sweden
Switzerland
Tanzania
Thailand
Turkey
Uganda
United Arab Emirates
United Kingdom
USA
Uzbekistan
Viet Nam
Zambia
Zimbabwe